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Exhibit 2.1



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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                                  PENGE CORP.,

                              a Nevada corporation,

                          Kirk J. Fischer, Individually

                                       and

                        H. PRESTON AND SHIRLEY M. FRANKS,
                                   individuals


                                   along with

                            SAMPRES TREE FARM L.L.C.
                     a Texas Limited Liability Corporation,

                           __________________________

                            Dated as of May 20, 2004
                           __________________________


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 20th day of May, 2004 by and among Penge Corp., a Nevada corporation with offices located at 1930 Village Center Circle, Suite 3-446, Las Vegas, Nevada 89134 and Kirk J. Fischer, individually at the same location, ("PURCHASER"), and Sampres Tree Farm L.L.C., a limited liability corporation in Texas, and H. Preston and Shirley M. Franks, individuals ("SELLERS").

                                    RECITALS

         WHEREAS, Sellers owns certain real estate, equipment, inventory, and other consideration used in the Business; and

         WHEREAS, Sellers desires to sell, and Purchaser desires to purchase, the Assets of the Business and Preston Franks in accordance with, and subject to the terms and conditions set forth in, this Agreement (the "PURCHASE").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. THE PURCHASE.

         1.1 PURCHASE AND SALE OF THE ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers will sell and transfer all assets listed in the exhibits to Purchaser, and Purchaser will purchase the Assets from Sellers. Immediately following the Closing, Purchaser will be the sole Owner of the Business Assets and the Business Name.

         1.2 PURCHASE PRICE. Upon the terms and subject to the conditions of this Agreement, Purchaser shall pay the sum of Six Hundred Fifty Thousand Dollars ($650,000) (the "PURCHASE PRICE") to Sellers for the Assets in accordance with the following schedule:

              (a) Purchaser shall pay to Sellers One Hundred Fifty Thousand Dollars ($150,000) on the Closing Date;

              (b) Purchaser shall pay to Sellers a Promissory Note in the amount of Four Hundred Thousand Dollars ($400,000). The note will be on a twenty year amortization with a five-year balloon and will be at 7% simple interest for the first year, 8% for the 2nd and 3rd years, and 9% for the 4th and 5th years. There will be a One Hundred Thousand Dollar ($100,000) principal reduction payment by January 15th, 2005 (EXHIBIT A).

              (c) Purchaser shall pay to Sellers One Hundred Thousand Dollars in common stock in Penge Corporation at $.25 cents per share. Purchasers will provide seller with executive summary, risk factors, and capitalization table prior to closing. Seller verifies that he is an accredited investor as outlined in the materials provided. This payment will be applied toward the real estate and equipment note.

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         1.3 ACCEPTANCE OF CONSIDERATION. Sellers accepts, and hereby agrees that, the payment of the Purchase Price as provided for in Section 1.2 constitutes payment in full and is the sole consideration for the sale, transfer, conveyance, assignment and delivery of the Assets to Purchaser by Sellers and for all of the other agreements of Sellers provided for in this Agreement.

         1.4 THE CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place on or before June 4, 2004 at such place and/or such other time as the Parties may agree. For purposes of this Agreement, the "CLOSING DATE" means the time and date on which the Closing actually takes place.

         1.5 SELLERS CLOSING DELIVERIES. At the Closing, Sellers shall deliver to Purchaser, or cause to be delivered to Purchaser, (i) clear title to the Real Estate(s) clear title to the Assets, for transfer to Purchaser, and (ii) title insurance in a form acceptable to Purchaser, (iii) an executed copy of the Non-Compete Agreement (as defined below), and (iv) clear title to Inventory in good condition, except for two notes to Houston Community Bank in the amount of $75,483.50 and $72,879.00, respectively, and a note to John Deere in the amount of $15,000.00. The notes to Houston Community Bank and John Deere will be paid and clear title given when the $400,000.00 note is paid to the Sellers.

         1.6 PURCHASER CLOSING DELIVERIES. At the Closing, Purchaser shall deliver to Sellers, or cause to be delivered to Sellers, the portion of the Purchase Price set forth in Section 1.2 as well as an executed Promissory Note and the Common Stock Certificate and the required disclosure information as set forth in Section 1.2.

2. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

         2.1 CORPORATE EXISTENCE. The Sampres Tree Farm L.L.C. is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Texas and the Business has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Sampres Tree Farm L.L.C. is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.

         2.2 CAPITALIZATION. The limited liability corporation, Sampres Tree Farm L.L.C., is owned by Preston Franks, who owns 100% of the membership interests and is the managing member. There are no other partners or ownership agreements relating to the Sampres Tree Farm L.L.C. All of the Assets have been duly authorized, validly issued and are fully paid and nonassessable. The Business has no other Assets of any kind authorized or issued, no issued securities convertible into or exchangeable for or carrying the right to acquire any equity security of the Business and no issued options, warrants or other agreements or commitments under which the Business is obligated to issue any additional Assets or equity interests.

         2.3 TITLE TO THE ASSETS. Sellers now owns, and on the Closing Date will own, the real estate, equipment, inventory, and other assets and goodwill free and clear of any mortgage, imperfection of title, lien, pledge, option, security interest, claim, charge or other encumbrance of any kind except as noted in paragraph 1.5 above (collectively, "ENCUMBRANCES").

         2.4 SUBSIDIARIES. The Sampres Tree Farm L.L.C. has no subsidiaries.

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         2.5 AUTHORITY. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and Sellers, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies. Sellers have all necessary power and authority under their organizational documents and applicable Legal Requirements to execute and deliver this Agreement and to carry out their respective obligations hereunder. All actions on the part of Sellers necessary for the due authorization, execution and delivery of this Agreement and the performance of their respective obligations hereunder have been taken or will be taken prior to the Closing.

         2.6 NO ADVERSE CONSEQUENCES. Neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provision of the Business's Articles of Incorporation or Bylaws, (ii) violate, in any material respect, any Legal Requirement applicable to the Business, or (iii) conflict with or result in the breach of the terms, conditions or provisions of any material agreement to which the Business is a party or by which it is bound.

         2.7 LITIGATION. There is no claim, litigation, Proceeding or investigation of any kind pending by or against the Sellers and, to the knowledge of Sellers, there is no such claim, litigation, proceeding or investigation threatened against the Sampres Tree Farm L.L.C.

         2.8 COMPLIANCE WITH LAWS. The Sellers have at all relevant times conducted its business in compliance, in all material respects, with its Articles of Incorporation and its Bylaws. To the knowledge of Sellers, the Sampres Tree Farm L.L.C. is not in violation of any applicable Legal Requirement, other than violations which would not have a Material Adverse Effect. To the knowledge of Sellers, the Business has not been charged with, or threatened with a charge of, a violation of any Legal Requirement.

         2.9 OWNED REAL PROPERTY. EXHIBIT B lists and describes all real property that the deal includes. EXHIBIT C lists the legal descriptions. With respect to each such parcel of owned real property:

              (a) the Business has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto-except as noted in paragraph 1.5 (3 notes);

              (b) there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

              (c) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or `"permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

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              (d) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

              (e) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property other than disclosed in this document or in the title insurance;

              (f) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

              (g) there are no parties (other than the Business) in possession of the parcel of real property;

              (h) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

              (i) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

         2.10 LEASED REAL PROPERTY. EXHIBIT B also lists and describes briefly all real property leased or subleased to the Business. (None.)

         2.11 TANGIBLE ASSETS. EXHIBIT D lists and describes all buildings, machinery, equipment and other tangible assets owned by the Business. The Business has good and marketable title to all such tangible assets, free and clear of any Encumbrances. The Business owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         2.12 ENVIRONMENTAL AND SAFETY LAWS. The Business is not in violation in any material respect of any applicable statute, law or regulation relaxing to the environment or occupational health and safety.

         2.13 TAX RETURNS AND PAYMENTS. The Sellers have filed all Tax Returns (federal, state and local) required to be filed by it, and all such filed Tax Returns are complete and accurate in all material respects. To the knowledge of the Sellers, all Taxes shown to be due and payable on such Tax Returns, any assessments imposed and all other Taxes (including Taxes that the Business is obligated to withhold from amounts owing to any employee, creditor or third party) due and payable by the Business have been paid or will be paid prior to the time they become delinquent. To the knowledge of the Business and the Sellers, the Business has not been advised (i) that any of its Tax Returns, federal, state, local, foreign or other, has been or is being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed adjustment to its Taxes. There exists no liability for any Tax or potential Tax to be imposed upon the properties or assets of the Business as of the date of this Agreement that is not adequately provided for and reserved against on the Financial Statements (as defined below).

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3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers as follows:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         3.2 AUTHORITY. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Purchaser has all necessary power and authority under its organizational documents and all applicable Legal Requirements to execute and deliver this Agreement and to carry out its obligations hereunder. All actions on the part of Purchaser necessary for the due authorization, execution and delivery of this Agreement and the performance of its obligations hereunder have been taken or will be taken prior to the Closing.

4. CERTAIN COVENANTS OF THE PARTIES.

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing (the "PRE-CLOSING PERIOD"), the Sellers shall, and shall cause its Representatives to provide Purchaser and Purchaser's Representatives with (i) reasonable access to the Business's personnel (as approved by the Business), assets, contracts, books and records, and other documents and data relating to the Business, (ii) copies of such contracts, books and records, and other documents and data as Purchaser may reasonably request, and (iii) such additional financial, operating and other data and information regarding the Business, as Purchaser may reasonably request.

         4.2 PRESERVATION OF BUSINESS. The Business shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         4.3 CONSULTING AGREEMENT. Sellers agree to assist buyer in the transition.

         4.4 TITLE INSURANCE. The Sellers shall obtain title insurance commitments, policies, and riders in form and substance satisfactory to the Purchaser in preparation for the Closing.

         4.5 NON-COMPETE.

              (a) COVENANT NOT TO COMPETE. During the two-year period following the Closing Date (the "RESTRICTED Period"), Sellers shall not, directly or indirectly, own or operate a tree operation in Texas or compete directly with the Purchasers other than in the normal operation of the Sellers already existing consulting business.

              (b) BLUE PENCIL DOCTRINE. If the duration or geographical extent of, or business activities covered by, this Section 4.5 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Sellers acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

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         4.6 SURVIVAL OF REPRESENTATIVES AND WARRANTIES. All of the
representations and warranties of the parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two years thereafter (subject to any applicable statutes of limitations).

5. MISCELLANEOUS PROVISIONS.

         5.1 EXPENSES. Each of the Business, Sellers and Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated hereby.

         5.2 ATTORNEYS' FEES. If any legal action or other legal Proceeding relating to this Agreement or the enforcement of any provision thereof is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         5.3 NOTICE. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  If to the Sellers:

                           H. Preston and Shirley Franks
                           5580 Andershire Drive
                           Conroe, Texas  77301
                           Telephone:  (936) 672-0839 cell or (936) 156-1944

                  If to Purchaser:

                           Penge Corp.
                           1930 Village Center Circle, Suite 3-446
                           Las Vegas, Nevada  89134
                           Attn:  Kirk Fischer
                           Telephone:  (702) 562-3176
                           Facsimile:  (702) 562-3174

Either of the above addresses may be changed at any time by notice given as provided above; PROVIDED, HOWEVER, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, sent by facsimile or by overnight courier, and three (3) business days after the date of mailing, if mailed by certified mail, return receipt requested.

         5.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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         5.5 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Texas (without giving effect to principles of conflicts of laws).

         5.6 JURISDICTION; SERVICE OF PROCESS. Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Montgomery, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Texas and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or Proceeding and waives any objection to the venue laid therein. Process in any action or Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         5.7 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser, the Business and Sellers.

         5.8 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         5.9 ENTIRE AGREEMENT. This Agreement (together with the Exhibits attached hereto) sets forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

                            [SIGNATURE PAGE FOLLOWS]

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         The parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

SELLERS                                            PURCHASERS

SAMPRES TREE FARM L.L.C.                           PENGE CORPORATION

PRESTON FRANKS

By:      /s/ H. PRESTON FRANKS                     By:      /s/ KIRK FISCHER
         ---------------------                              --------------------

Name:    H. PRESTON FRANKS                         Name:    KIRK FISCHER
         ---------------------                              --------------------

Title:   MANAGER                                   Title:   CEO
         ---------------------                              --------------------


SELLERS

H. Preston and Shirley Franks                      KIRK J. FISCHER, INDIVIDUALLY

/s/ H. Preston Franks                              /s/ Kirk Fischer
/s/ Shirley Franks

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                                    EXHIBIT A
                                 PROMISSORY NOTE



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                                  DEED OF TRUST
                                  -------------
                          (with wraparound provisions)

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DATE:                                    May 26, 2004

GRANTOR:                                 PENGE CORP., a Nevada corporation, and
                                         KIRK J. FISCHER

GRANTOR'S MAILING ADDRESS:               1930 Village Center Circle, Suite 3-446
                                         Las Vegas, Nevada  89134

TRUSTEE:                                 ROBERT L. PAGE

TRUSTEE'S MAILING ADDRESS:               2040 Loop 336 West, Suite 212
                                         Conroe, Montgomery County, Texas  77304

BENEFICIARY:                             SAMPRES TREE FARM, L.L.C. and H.
                                         PRESTON FRANKS and wife, SHIRLEY M.
                                         FRANKS

BENEFICIARY'S MAILING ADDRESS:           5580 Andershire Drive
                                         Conroe, Texas 77301

WRAPAROUND NOTE

         DATE:                           May 26, 2004

         AMOUNT:                         $400,000.00

         MAKER:                          PENGE CORP. and
                                         KIRK J. FISCHER

         PAYEE:                          SAMPRES TREE FARM, L.L.C. and H.
                                         PRESTON FRANKS and wife, SHIRLEY M.
                                         FRANKS

         FINAL MATURITY DATE:            May 26, 2009

         TERMS OF PAYMENT:               As provided in said note

PROPERTY (including any improvements):

         17.006 acres of land in the James Lee Survey, A-316, Montgomery County, Texas; said 17.006 acres being described by metes and bounds on Exhibit "A" attached hereto and incorporated herein.

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PRIOR LIEN(S): (a) Vendor's lien retained in Warranty Deed recorded under
Clerk's File No. 2002-044902, (b) Deed of Trust recorded under Clerk's File No. 2002-044903, Real Property Records of Montgomery County, Texas, and (c) Deed of Trust recorded under Clerk's File No. 2003-099023, Real Property Records of Montgomery County, Texas.

OTHER EXCEPTIONS TO CONVEYANCE AND WARRANTY: Any and all valid covenants, conditions, restrictions, easements and outstanding mineral and/or royalty interests in the oil, gas, and other minerals and leases thereon, now outstanding or affecting the premises herein conveyed, now of record in the County Clerk's office of Montgomery County, Texas, but only to the extent they are still in force and effect.

         For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust, Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.

GRANTOR'S OBLIGATIONS
         Grantor agrees to:
         1.   keep the property in good repair and condition;
         2.   pay all taxes and assessments on the property when due;
         3. preserve the lien's priority as it is established in this deed of trust;
         4. maintain, in a form acceptable to Beneficiary, an insurance policy that:
              a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;
              b.   contains an 80% coinsurance clause
              c. provides fire and extended coverage, including windstorm coverage;
              d.   protects Beneficiary with a standard mortgage clause;
              e. provides flood insurance at any time the property is in a flood hazard area; and
              f. contains such other coverage as Beneficiary may reasonably require;
         5. comply at all times with the requirements of the 80% coinsurance clause;
         6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;
         7.   keep any buildings occupied as required by the insurance policy;
         8. if this is not a first lien, pay Lien notes that Grantor is personally liable and abide by all prior lien instruments;
         9. not make alterations or changes to the improvements on the property without Beneficiary's written consent; and
         10. furnish Beneficiary, on or before March 1 of each year, with copies of paid tax receipts showing that all ad valorem taxes for the previous year have been paid when due.

BENEFICIARY'S RIGHTS

         1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

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         2.   If Grantor fails to perform any of Grantor's obligations,
              Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.
         3. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien which it must be cured, as may be required by law or by written agreement, then Beneficiary may:
              a. declare the unpaid principal balance and earned interest on the note immediately due;
              b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and
              c. chase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

TRUSTEE'S DUTIES
         If requested by Beneficiary to foreclose this lien, Trustee shall:
         1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;
         2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor; subject to prior liens and to other exceptions to conveyance and warranty; and
         3.   from the proceeds of the sale, pay, in this order:
              a. expenses of foreclosure; including a commission to Trustee of 5% of the bid;
              b.   to Beneficiary, the full amount of principal, interest,
                   attorney's fees, and other charges due and unpaid;
              c.   any amounts required by law to be paid before payment to
                   Grantor; and
              d.   to Grantor, any balance.

GENERAL PROVISIONS
         1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.
         2. Recitals in any Trustee's deed conveying the property will be presumed to be true.
         3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.
         4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.
         5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.
         6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After


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              deducting any expenses incurred, including attorney's fees,
              Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.
         7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipt to payment of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.
         8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.
         9. When the context requires, singular nouns and pronouns include the plural.
         10.  The term note includes all sums secured by this deed of trust.
         11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.
         12. If Grantor and Maker are not the same person, the term Grantor shall include Maker.
         13. The note secured hereby is an all-inclusive or "wraparound note" which includes within its principal balance the unpaid balance due and owing on that certain promissory notes:

              A. Promissory Note dated April 29, 2002, in the original principal amount of $105,000.00, executed by H. Preston Franks and wife, Shirley M. Franks, payable to the order of Houston Community Bank, N.A., secured by vendor's lien retained in warranty deed of even date therewith, recorded under Clerk's File No. 2002-044902, Real Property Records of Montgomery County, Texas, and additionally secured by Deed of Trust, of even date therewith, recorded under Clerk's File No. 2002-044903, Real Property Records of Montgomery County, Texas; said note further secured by Assignment of Leases and Rents recorded under Clerk's File No. 2002-044904, Real Property Records of Montgomery County, Texas, and (b) Financing Statement recorded at Clerk's File No. 2003-099020, Real Property Records of Montgomery County, Texas; said note and liens renewed and extended by instrument dated August 7, 2003, recorded under Clerk's File No. 2003-099021, Real Property Records of Montgomery County, Texas; and

              B. Promissory Note dated August 11, 2003, in the original principal amount of $75,000.00, executed by H. Preston Franks and wife, Shirley M. Franks, payable to the order of Houston Community Bank, N.A., secured by Deed of Trust, of even date therewith, recorded under Clerk's File No. 2003-099023, Real Property Records of Montgomery County, Texas;

              which said notes are herein referred to as the "Underlying Indebtedness".

         14. The indebtedness, the payment of which is hereby secured, is in part payment of the purchase price of the real property hereinabove described and is also secured by a vendor's lien retained in warranty deed of even date herewith from Beneficiary to Grantor, and this Deed of Trust is given as additional security therefor.

         15. The lien created by this instrument shall be and remain second and inferior to the liens securing payment of the "Underlying Indebtedness"

         16. Beneficiary, in accordance with the provisions of the wraparound note described above, agrees to make all payments of principal and interest on the Underlying Indebtedness hereinabove referred to as they become due.

         17. Beneficiary hereby agrees that upon receipt of any notice of default given by the holder of the Underlying Indebtedness pursuant thereto or pursuant to the Deed of Trust securing same, he shall immediately send to Grantor a copy of same. Provided, further, that should any default occur on the above described Underlying Indebtedness, maker of the Wraparound Note is given the right to cure said default on the Underlying Indebtedness, and any sums paid by maker thereof to cure said default shall be considered as payments on the Wraparound Note, and the principal amount of the wraparound note shall be reduced in an amount equal to the sum so paid by Grantor, with said amount being applied to the next maturing installment or installments of said wraparound note. Further, in the event Grantor is required to employ an attorney to enforce this right to cure Beneficiary's default, Beneficiary agrees that, in addition to other amounts due, Beneficiary shall pay a reasonable attorney's fee of fifteen (15%) percent of the amount due unless either party pleads otherwise.

         18. Beneficiary covenants and agrees that at such time as the note hereby secured is paid in full, whether by prepayment or payment according to its terms, Beneficiary will obtain a release of the liens securing the Underlying Indebtedness as to the property herein described.

                  GRANTOR:                  PENGE CORP.

                                             By       /s/ KIRK J. FISCHER
                                                      --------------------------
                                                      KIRK J. FISCHER
                                                      Chief Executive Officer


                                             /s/ KIRK J. FISCHER
                                             --------------------------
                                             KIRK J. FISCHER

ACCEPTED BY BENEFICIARY:

SAMPRES TREE FARM, L.L.C.

By  /s/ H. PRESTON FRANKS
    --------------------------
    H. PRESTON FRANKS, Manager

/s/ H. PRESTON FRANKS
--------------------------
H. PRESTON FRANKS

/s/ SHIRLEY M. FRANKS
--------------------------
SHIRLEY M. FRANKS

STATE OF TEXAS             ss.

COUNTY OF MONTGOMERY       ss.

         This instrument was acknowledged before me on the 26 day of May, 2004, by KIRK J. FISCHER, individually and as Chief Executive Officer of PENGE CORP., a Texas corporation, on behalf of said corporation.


                                           /s/ RUI CAIN
                                           -----------------------------
                                           Notary Public, State of Texas

                                           [SEAL]

After recording return to:

_________________________________

_________________________________

SURVEY OF 17.006 ACRES OF LAND IN THE JAMES LEE SURVEY A-316 MONTGOMERY COUNTY TEXAS, AND BEING OUT OF A 36.314 ACRE TRACT DESCRIBED IN DEED RECORDED IN VOLUME 531, PAGE 225 DEED RECORDS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, TO WIT:

BEGINNING AT THE NORTHWEST CORNER OF ABOVE MENTIONED 36.314 ACRE TRACT AN OLD 3/4 INCH IRON PIPE FOR CORNER;

THENCE SOUTH 01(degree) 14' WEST, 10.43 FEET ALONG THE WEST LINE OF SAID 36.31.4 ACRE TRACT TO A POINT IN THE EAST RIGHT-OF-WAY LINE OF ROADWAY;

THENCE ALONG THE RIGHT-OF-WAY LINE OF ROAD AS FOLLOWS:

1. SOUTH 53(degree)39'09" EAST, 29.29 FEET TO 1/2" I.R. SET
2. SOUTH 23(degree)02'00" EAST, 272.42 FEET TO SET 1/2" I.R.;
3. SOUTH 09(degree)44'00" EAST, 369.31 FEET TO SET 1/2" I.R.;
4. SOUTH 12(degree)12'00" WEST, 344.93 FEET TO SET 1/2" I.R.;
5. SOUTH 27(degree)40'00" EAST, 223.31 FEET TO SET 1/2" I.R.;
6. SOUTH 11(degree)47'00" EAST, 276.16 FEET TO SET 1/2" I.R.;
7. SOUTH 41(degree)44'00" EAST, 128.30 FEET TO SET 1/2" I.R.;
8. SOUTH 75(degree)23'00" EAST, 81.48 FEET TO SET 1/2" I.R.;
9. NORTH 69(degree)39'00" EAST, 252.42 FEET TO SET 1/2" I.R.;

THENCE NORTH 01(degree) 14' FEET 11.38 FEET PASSING A FOUND 1/2 INCH IRON PIPE IN ALL A TOTAL DISTANCE OF 1367.14 FEET ALONG THE EAST LINE OF 36.314 ACRES TO AN 3/4 INCH IRON PIPE FOR THE NORTHEAST CORNER OF SAME;

THENCE NORTH 89(degree) 06' 00" WEST 693.10 FEET TO THE PLACE OF BEGINNING AND CONTAINING 17.006 ACRES OF LAND.


                                   EXHIBIT "A"

                              REAL ESTATE LIEN NOTE
                              ---------------------
                          (WITH WRAPAROUND PROVISIONS)

DATE:                           May 26, 2004

MAKER:                          PENGE CORP., a Nevada corporation, and KIRK J.
                                FISCHER

MAKERS' MAILING ADDRESS:        1930 Village Center Circle, Suite 3-446
                                Las Vegas, Nevada 89134

PAYEE:                          SAMPRES TREE FARM, L.L.C. and
                                H. PRESTON FRANKS and wife, SHIRLEY M. FRANKS

PLACE FOR PAYMENT:              5580 Andershire Drive
                                Conroe, Texas 77301

PRINCIPAL AMOUNT:               $400,000.00

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE:

         This note shall bear interest at the rate of SEVEN (7.0%) PERCENT per annum for the first year hereof.

         Thereafter, this note shall bear interest at the rate of EIGHT (8.0%) PERCENT per annum for the second and third years hereof.

         Thereafter, this note shall bear interest at the rate of NINE (9.0%) PERCENT per annum for the fourth and fifth years hereof.

ANNUAL INTEREST RATE ON MATURED. UNPAID AMOUNT: EIGHTEEN (18%) PERCENT PER ANNUM

TERMS OF PAYMENT:

         This note shall be due and payable in equal monthly installments of $3,101.20 each, including principal and interest, the first installment being due and payable on or before July 1, 2004, and a like installment being due and payable on or before the same day of each month thereafter until and including January 1, 2005.

         A principal payment in the amount of $50,000.00 shall be due and payable on or before September 1, 2004.

         A principal payment in the amount of $50,000.00 shall be due and payable on or before January 1, 2005. Thereafter, this note shall be due and payable in equal monthly installments of $2,500.00 each, including principal and interest, the first installment being due and payable on or before February 1, 2005, and a like installment being due and payable on or before the same day of each month thereafter until May 1, 2009, at which time the entire principal balance of this note, plus accrued interest, shall be due and payable.

LATE CHARGE: If any payment becomes past due for more than five (5) days, then a late charge will be assessed in the amount of $100.00.

PREPAYMENT: Maker shall have the right to prepay the principal balance of this note at any time without penalty.

SECURITY FOR PAYMENT:

         1. Vendor's lien retained in Warranty Deed with Wraparound Provisions, of even date herewith, to Maker, and additionally secured by Deed of Trust, of even date herewith, to Robert L. Page, Trustee, against the following described real property:

         17.006 acres of land in the James Lee Survey, A-316, Montgomery County, Texas; said 17.006 acres being described by metes and bounds on Exhibit "A" attached hereto and incorporated herein.

         2. Security Agreement and UCC-1 Financing Statement against the assets listed on Exhibit "B" attached hereto.

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this note or any instrument securing or collateral to it is given to an-attorney for collection or enforcement, or if suit is brought for collection or enforcement, or it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 15% of all amounts due unless either party pleads otherwise.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

         It is understood and agreed that this note is an all inclusive or "wraparound" note and there is included in the principal amount of this note the unpaid principal balance owing on the following described promissory notes:

1. Promissory Note dated April 29, 2002, in the original principal amount of $105,000.00, executed by H. Preston Franks and wife, Shirley M. Franks, payable to the order of Houston Community Bank, N.A., secured by vendor's lien retained in warranty deed of even date therewith, recorded under Clerk's File No. 2002-044902, Real Property Records of Montgomery County, Texas, and additionally secured by Deed of Trust, of even date therewith, recorded under Clerk's File No. 2002-044903, Real Property Records of Montgomery County, Texas; said note further secured by Assignment of Leases and Rents recorded under Clerk's File No. 2002-044904, Real Property Records of Montgomery County, Texas, and (b) Financing Statement recorded at Clerk's File No. 2003-099020, Real Property Records of Montgomery County, Texas; said note and liens renewed and extended by instrument dated August 7, 2003, recorded under Clerk's File No. 2003-099021, Real Property Records of Montgomery County, Texas; and

2. Promissory Note dated August 11, 2003, in the original principal amount of $75,000.00, executed by H. Preston Franks and wife, Shirley M. Franks, payable to the order of Houston Community Bank, N.A., secured by Deed of Trust, of even date therewith, recorded under Clerk's File No. 2003-099023, Real Property Records of Montgomery County, Texas;

which said notes are herein referred to as the "Underlying Indebtedness".

         The holder of this note is obligated, from the payments made hereon, to pay the installments of principal and interest as they mature on the above described Underlying Indebtedness, and upon request, the holder shall furnish to the Maker hereof sufficient evidence of the fact that all payments on the notes above referred to have been paid when due.

         Payee agrees that upon receipt of any notice of default given by the holder of the Underlying Indebtedness pursuant thereto or pursuant to the Deed of Trust securing same, he shall immediately send to Maker a copy of same. Provided, further, that should any default occur on the above described Underlying Indebtedness, maker of this Wraparound Note is given the right to cure said default on the Underlying Indebtedness, and any sums paid by Maker to cure said default shall be considered as payments on the Wraparound Note, and the principal amount of the wraparound note shall be reduced in an amount equal to the sum so paid by Maker, with said amount being applied to the next maturing installment or installments of this Wraparound Note. Further, in the event Maker is required to employ an attorney to enforce this right to cure Payee's default, Payee agrees that, in addition to other amounts due, Payee shall pay a reasonable attorney fee of fifteen (15%) percent of the amount due unless either party pleads otherwise.

         Each Maker is responsible for all obligations represented by this note.

         When the context requires, singular nouns and pronouns include the plural.

                                   PENGE CORP.



                                                  By     /s/ KIRK J. FISCHER
                                                     ---------------------------
                                                         KIRK J. FISCHER
                                                         Chief Executive Officer


                                                  /s/ KIRK J. FISCHER
                                                  ------------------------------
                                                  KIRK J. FISCHER

SURVEY OF 17.006 ACRES OF LAND IN THE JAMES LEE SURVEY A-316 MONTGOMERY COUNTY TEXAS, AND BEING OUT OF A 36.314 ACRE TRACT DESCRIBED IN DEED RECORDED IN VOWME 531, PAGE 225 DEED RECORDS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, TO WIT:

BEGINNING AT THE NORTHWEST CORNER OF ABOVE MENTIONED 36.314 ACRE TRACT AN OLD 3/4 INCH IRON PIPE FOR CORNER;

THENCE SOUTH 01(degree) 14' WEST, 10.43 FEET ALONG THE WEST LINE OF SAID 36.314 ACRE TRACT TO A POINT IN THE EAST RIGHT-OF-WAY LINE OF ROADWAY;

THENCE ALONG THE RIGHT-OF-WAY LINE OF ROAD AS FOLLOWS:

1. SOUTH 53(degree)39'09" EAST, 29.29 FEET TO 1/2" I.R. SET
2. SOUTH 23(degree)02'00" EAST, 272.42 FEET TO SET 1/2" I.R.;
3. SOUTH 09(degree)44'00" EAST, 369.31 FEET TO SET 1/2" I.R.;
4. 50UTH 12(degree)12'00" WEST, 344.93 FEET TO SET 1/2" I.R.;
5. SOUTH 27(degree)40'00" EAST, 223.31 FEET TO SET 1/2" I.R.;
6. SOUTH 11(degree)47'00" EAST, 276.16 FEET TO SET 1/2" I.R.;
7. SOUTH 41(degree)44'00" EAST, 128.30 FEET TO SET 1/2" I.R.;
8. SOUTH 75(degree)23'00" EAST, 81.48 FEET TO SET 1/2" I.R.;
9. NORTH 69(degree)39'00" EAST, 252.42 FEET TO SET 1/2" I.R.;

THENCE NORTH 01(degree) 14' FEET 11.38 FEET PASSING A FOUND 1/2 INCH IRON PIPE IN ALL A TOTAL DISTANCE OF 1367.14 FEET ALONG THE EAST LINE OF 36.314 ACRES TO AN 3/4 INCH IRON PIPE FOR THE NORTHEAST' CORNER OF SAME;

THENCE NORTH 89(degree) 06' 00" WEST 693.10 FEET TO THE PLACE OF BEGINNING AND CONTAINING 17.006 ACRES OF LAND.



                                   EXHIBIT "A"

                                    EXHIBIT B
                             BUSINESS REAL PROPERTY

Exhibit B
Business Real Property & Equipment:

Real Estate:
1.         Land-17 acres @ $9m/acre                                                            $153,000
2.         Fencing & 3 gates                                                                     10,000
3.         Water Wells (2)                                                                       10,000
4.         Irrigation pond with concrete spillway & large pier                                   20,000
5.         Aerobic Septic System                                                                  5,000
6.         2 large greenhouses (30' x 40')                                                        3,000
7.         Office Building with a/c; toilet                                                       2,000
8.         Trailer house (14x80) with 2 large porches -- furnished                               45,000
9.         Roads & Culverts                                                                      10,000
10.        Infrastructure including automatic irrigation system for
           approximately 8 acres, posts, cables & wires, anchors for
           posts, plastic, cloth ground covering, pick pipe, electric wiring, chemical shed Meters (2) on water wells, 2 pumps
           for water soluble fertilizer and Well house.                                          44,000
11.        Home on 40'x60' concrete slab, two story, with 12' x 64'
           porch on the North, 12' x 40' porch & lean to on the east,
           12' x 20' on the west side, framed in with new Rudd A/c
           (2 ton & 3 ton down & 5 ton up); plumbing & electrical
           partially completed; 25 x30 carport on the South, double
           paned low energy windows, five exterior doors Installed;
           (estimated 90M to complete); incurred cost approximates                              175,000
12.        Three water storage tanks                                                              8,000
                                                                                               ---------
                             Total Real Estate                                                 $485,000

Exhibit D
Equipment list:
1.         2 Golf Carts                                                                          $2,500
2.         John Deere Riding lawn mower 38" cut-automatic transmission                            1,000
3.         John Deere 2002 four wheel drive tractor with approximately
           400 hours on it, front end loader, mower, post hole digger,
           two augers and tines, PTO Sprayer & box blade                                         19,500
4.         14' Trailer with tantum axles                                                          1,200
5.         Craftsman 42" lawn mower with automatic transmission                                     900
6.         Two gasoline weed eaters & push lawn mower                                               500
7.         Fertilizers                                                                              400
8.         Chemicals                                                                                400
9.         Stakes -16 bundles of 100 each                                                         1,200
10.        Empty Containers & seeding trays                                                       7,500
11.        Black Poly rolls (7) & ground plastic cover                                            1,000
12.        Two dolly, two back sprayers, chain saw & hand tools                                   3,900
                                                                                               ---------
                                                                                Total          $ 40,000
Total Real Estate & Equipment                                                                  $525,000

                                    EXHIBIT C
                       LEGAL DESCRIPTIONS OF REAL PROPERTY

                                    EXHIBIT C
                              PROPERTY DESCRIPTION

SURVEY OF 17.006 ACRES OF LAND IN THE JAMES LEE SURVEY, A-316, MONTGOMERY COUNTY, TEXAS, AND BEING OUT OF A 36.314 ACRE TRACT DESCRIBE IN DEED RECORDED IN VOLUME 531, PAGE 225, DEED RECORDS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, TO-WIT:

BEGINNING AT THE NORTHWEST CORNER OF ABOVE MENTIONED 36.314 ACRE TRACT, AN OLD 3/4 INCH IRON PIPE FOR CORNER;

THENCE SOUTH 01' 14" WEST, 10.43' FEET ALONG THE WEST LINE OF SAID 36.314 ACRE TRACT TO A POINT IN THE EAST RIGHT-OF-WAY LINE OF ROADWAY;

THENCE ALONG THE RIGHT-OF-WAY LINE OF ROAD AS FOLLOWS:
         (1)      SOUTH 53(degree) 39' 09" EAST, 29.29' FEET TO 1/2" I.R. SET;
         (2)      SOUTH 23(degree) 02' 00" EAST. 272.42' FEET TO SET 1/2" I.R.;
         (3)      SOUTH 09(degree) 44' 00" EAST, 269.31' FEET TO SET 1/2" I.R.;
         (4)      SOUTH 12(degree) 12' 00" WEST, 344.93' FEET TO SET 1/2" I.R.;
         (5)      SOUTH 27(degree) 40' 00" EAST, 223.31' FEET TO SET 1/2" I.R.;
         (6)      SOUTH 11(degree) 47' 00" EAST, 276.16' FEET TO SET 1/2" I.R.;
         (7)      SOUTH 41(degree) 44' 00" EAST, 128.30' FEET TO SET 1/2" I.R.;
         (8)      SOUTH 75(degree) 23' 00" EAST, 81.48' FEET TO SET 1/2" I.R.;
         (9)      NORTH 69(degree) 39' 00" EAST, 252.42' FEET TO SET 1/2" I.R.;

THENCE NORTH 01(degree) 14' EAST AT 11.38' FEET PASSING A FOUND 1/2 INCH IRON PIPE IN ALL A TOTAL DISTANCE OF 1367.14' FEET ALONG THE EAST LINE OF 36.314 ACRES TO AN 3/4 INCH IRON PIPE FOUND FOR THE NORTHEAST CORNER OF SAME;

THENCE NORTH 39(degree) 06' 00" WEST, 693.10 FEET TO THE PLACE OF BEGINNING AND CONTAINING 77.006 ACRES OF LAND.

                                    EXHIBIT D
                                 EQUIPMENT LIST

Exhibit B
Business Real Property & Equipment:

Real Estate:
1.         Land-17 acres @ $9m/acre                                                                         $153,000
2.         Fencing & 3 gates                                                                                  10,000
3.         Water Wells (2)                                                                                    10,000
4.         Irrigation pond with concrete spillway & large pier                                                20,000
5.         Aerobic Septic System                                                                               5,000
6.         2 large greenhouses (30' x 40')                                                                     3,000
7.         Office Building with a/c; toilet                                                                    2,000
8.         Trailer house (14x80) with 2 large porches -- furnished                                            45,000
9.         Roads & Culverts                                                                                   10,000
10.        Infrastructure including automatic irrigation system for
           approximately 8 acres, posts, cables & wires, anchors for
           posts, plastic, cloth ground covering, pick pipe, electric wiring, chemical shed Meters (2) on water wells, 2 pumps
           for water soluble fertilizer and Well house.                                                       44,000
11.        Home on 40'x60' concrete slab, two story, with 12' x 64'
           porch on the North, 12' x 40' porch & lean to on the east,
           12' x 20' on the west side, framed in with new Rudd A/c
           (2 ton & 3 ton down & 5 ton up); plumbing & electrical
           partially completed; 25 x30 carport on the South, double
           paned low energy windows, five exterior doors Installed;
           (estimated 90M to complete); incurred cost approximates                                           175,000
12.        Three water storage tanks                                                                           8,000
                                                                                                            ---------
                             Total Real Estate                                                              $485,000

Exhibit D
Equipment list:
1.         2 Golf Carts                                                                                       $2,500
2.         John Deere Riding lawn mower 38" cut-automatic transmission                                         1,000
3.         John Deere 2002 four wheel drive tractor with approximately 400 hours on it, front end loader, mower, post hole digger, two
           augers and tines, PTO Sprayer & box blade                                                          19,500
4.         14' Trailer with tantum axles                                                                       1,200
5.         Craftsman 42" lawn mower with automatic transmission                                                  900
6.         Two gasoline weed eaters & push lawn mower                                                            500
7.         Fertilizers                                                                                           400
8.         Chemicals                                                                                             400
9.         Stakes -16 bundles of 100 each                                                                      1,200
10.        Empty Containers & seeding trays                                                                    7,500
11.        Black Poly rolls (7) & ground plastic cover                                                         1,000
12.        Two dolly, two back sprayers, chain saw & hand tools                                                3,900
                                                                                                            ---------
                                                                                             Total          $ 40,000
Total Real Estate & Equipment                                                                               $525,000


                                    EXHIBIT E
                                 INVENTORY LIST

Sampres Tree Farm, LLC
Bulk Inventory Sale
May 31, 2004


Exhibit E


QUANTITY        NUMBER                 Value       Total Dollars
--------        ------
6               100 gallon             150.            $ 900.00
20              65 gallon              100              2000.00
50              45 gallon              60.              3000.00
500             30 gallon              30.            15,000.00
2000            15 gallon              15.            30,000.00
19,000          5 gallon               3.50           66,500.00
14,000          1 gallon               .54             7,600.00
                                                   -------------
Totals                                             $ 125,000.00

                      AMENDMENT TO ASSET PURCHASE AGREEMENT
                      -------------------------------------

STATE OF TEXAS                      ss.

COUNTY OF MONTGOMERY                ss.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, PENGE CORP., a Nevada corporation, and KIRK J. FISCHER ("Purchasers") and SAMPRES TREE FARM, L.L.C. and H. PRESTON FRANKS and wife, SHIRLEY M. FRANKS ("Sellers") agree as follows:

         1. That certain Asset Purchase Agreement dated May 20, 2004, executed by Purchasers and Sellers (the "Agreement") is amended as follows:

         a) The Deed, Note, Bill of Sale, Security Agreement and UCC-1 to be executed in connection with this transaction will be in the forms attached hereto.

         b) The provisions in the Agreement (paragraphs 4.5 and 1.5(iii) which provide for a non-compete agreement from Sellers are deleted (i.e., Sellers will not be required to enter into a Non-Compete Agreement).

         c) Pages 1 and 5 of the Agreement have been amended as set forth on the pages attached hereto.

         d) Except as modified by this Amendment to Asset Purchase Agreement, the Agreement remains in full force and effect.

         Executed this ,:26 day of May, 2004.

PURCHASERS:                                       PENGE CORP.

                                                  By  /s/ KIRK J. FISCHER
                                                      --------------------------
                                                      KIRK J. FISCHER
                                                      Chief Executive Officer



                                                  /s/ KIRK J. FISCHER
                                                  ------------------------------
                                                  KIRK J. FISCHER

SELLERS:                                          SAMPRES TREE FARM, L.L.C.

                                                  By  /s/ H. PRESTON FRANKS
                                                      --------------------------
                                                      H. PRESTON FRANKS, Manager

                                                  /s/ H. PRESTON FRANKS
                                                  ------------------------------
                                                  H. PRESTON FRANKS

                                                  /s/ SHIRLEY M. FRANKS
                                                  ------------------------------
                                                  SHIRLEY M. FRANKS

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into this 20th day of May, 2004 by and among Penge Corp., a Nevada corporation with offices located at 1930 Village Center Circle, Suite 3-446, Las Vegas, Nevada 89134 and Kirk J. Fischer, individually at the same location, ("PURCHASER"), and Sampres Tree Farm L.L.C., a limited liability corporation in Texas, and H. Preston and Shirley M. Franks, individuals ("SELLERS").

                                    RECITALS

         WHEREAS, Sellers owns certain real estate, equipment, inventory, and other consideration used in the Business; and WHEREAS, Sellers desires to sell, and Purchaser desires to purchase, the Assets of the Business and Preston Franks in accordance with, and subject to the terms and conditions set forth in, this Agreement (the "PURCHASE").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         THE PURCHASE.

         1.1 PURCHASE AND SALE OF THE ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers will sell and transfer all assets listed in the exhibits to Purchaser, and Purchaser will purchase the Assets from Sellers. Immediately following the Closing, Purchaser will be the sole Owner of the Business Assets and the Business Name.

         1.2 PURCHASE PRICE. Upon the terms and subject to the conditions of this Agreement, Purchaser shall pay the sum of Six Hundred Fifty Thousand Dollars ($650,000) (the "PURCHASE PRICE") to Sellers for the Assets in accordance with the following schedule:

                  (a) Purchaser shall pay to Sellers One Hundred Fifty Thousand Dollars ($150,000) on the Closing Date;

                  (b) Purchaser shall pay to Sellers a Promissory Note in the amount of Four Hundred Thousand Dollars ($400,000), collateralized by the real estate listed in Exhibit B and the equipment listed in Exhibit D. The note will be on a twenty year amortization with a five year balloon payment of all unpaid principal. It bears simple interest calculated at 7% for the first year, 8% for the 2nd and 3rd years, and 9% for the 4th and 5th years. There will be a One Hundred Thousand Dollar ($100,000) 53,101.00 July 1, 2004 and 53,101.00
[handwritten] principal reduction payment by January 15th, 2005 (EXHIBIT A), which payment will release the equipment on Exhibit D. The initial monthly payments from July through December of 2004 will be $3,101.20 with an additional $50,000 to be Paid on September 1, 2004 [handwritten]. Thereafter, the monthly payments will be $2,500.00, until the note balloon payment is required at the end of five years. (May 26, 2009). [handwritten]

                  (c) Purchaser shall pay to Sellers One Hundred Thousand Dollars in common stock in Penge Corporation at $.25 cents per share. Purchasers will provide seller with executive summary, risk factors, and capitalization table prior to closing. Seller verifies that he is an accredited investor as outlined in the materials provided. This payment is a part of the down payment.

of the Business and the Seller, the Business has not been advised (i) that any of its Tax Returns, federal, state, local, foreign or other, has been or is being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed adjustment to its Taxes. There exists no liability for any Tax or potential Tax to be imposed upon the properties or assets of the Business as of the date of this Agreement that is not adequately provided for and reserved against on the Financial Statements (as defined below).

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Sellers as follows:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         3.2 AUTHORITY. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable a Purchaser in accordance with its terms. Purchaser has the absolute and unrestricted right, power d authority to execute and deliver this Agreement and to perform its obligations hereunder. Purchaser has all necessary power and authority under its organizational documents and all applicable Legal Requirements to execute and deliver this Agreement and to carry out its obligations hereunder. All actions on the part of Purchaser necessary for the due authorization, execution and delivery of this Agreement and the performance of its obligations hereunder have been taken or will be taken prior to the Closing.

4. CERTAIN COVENANTS OF THE PARTIES.

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing (the "PRE-CLOSING PERIOD"), the Sellers shall, and shall cause its Representatives to ants Purchaser and Purchaser's Representatives with (i) reasonable access to the Business's personnel (as approved by the business), assets, contracts, books and records, and other documents and data relating to the Business, (ii) copies of such contracts, books and records, and other documents and data as Purchaser may reasonably request, and (iii) such additional financial, operating and other data and information regarding the Business, as Purchaser may reasonably quest.

         4.2 PRESERVATION OF BUSINESS. The Business shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         4.3 CONSULTING AGREEMENT. Seller agrees to assist buyer in transition.

         4.4 TITLE INSURANCE. The Sellers shall obtain title insurance commitments, policies, and riders in form and substance satisfactory to the Purchaser in preparation for the Closing.

SURVEY OF 17.006 ACRES OF LAND IN THE JAMES LEE SURVEY A-316 MONTGOMERY COUNTY TEXAS, AND BEING OUT OF A.36.314 ACHE TRACT DESCRIBED IN DEED RECORDED IN VOLUME 531, PAGE 225 DEED RECORDS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, TO WIT:

BEGINNING AT THE NORTHWEST CORNER OF ABOVE MENTIONED 36.314 ACRE TRACT AN OLD 3/4 INCH IRON PIPE FOR CORNER;

THENCE SOUTH 01(degree) 14' WEST, 10.43 FEET ALONG THE WEST LINE OF SAID 36.31.4 ACRE TRACT TO A POINT IN THE EAST RIGHT-OF-WAY LINE OF ROADWAY;

THENCE ALONG THE RIGHT-OF-WAY LINE OF ROAD AS FOLLOWS:

1. SOUTH 53(degree)39'09" EAST, 29.29 FEET TO 1/2" I.R. SET
2. SOUTH 23(degree)02'00" EAST, 272.42 FEET TO SET 1/2" I.R.;
3. SOUTH 09(degree)44'00" EAST, 369.31 FEET TO SET 1/2" I.R.;
4. SOUTH 12(degree)12'00" WEST, 344.93 FEET TO SET 1/2" I.R.;
5. SOUTH 27(degree)40'00" EAST, 223.31 FEET TO SET 1/2" I.R.;
6. SOUTH 11(degree)47'00" EAST, 276.16 FEET TO SET 1/2" I.R.;
7. SOUTH 41(degree)44'00" EAST, 128.30 FEET TO SET 1/2" I.R.;
8. SOUTH 75(degree)23'00" EAST, 81.48 FEET TO SET 1/2" I.R.;
9. NORTH 69(degree)39'00" EAST, 252.42 FEET TO SET 1/2" I.R.;

THENCE NORTH 01(degree) 14' FEET 11.38 FEET PASSING A FOUND 1/2 INCH IRON PIPE IN ALL A TOTAL DISTANCE OF 1367.14 FEET ALONG THE EAST LINE OF 36.314 ACRES TO AN 3/4 INCH IRON PIPE FOR THE NORTHEAST CORNER OF SAME;

THENCE NORTH 89(degree) 06' 00" WEST 693.10 FEET TO THE PLACE OF BEGINNING AND CONTAINING 17.006 ACRES OF LAND.



                                   EXHIBIT "A"

ALL INVENTORY, INCLUDING WITHOUT LIMITATION, THE FOLLOWING:

QUANTITY        NUMBER                 Value       Total Dollars
--------        ------
6               100 gallon             150.        $     900.00
20              65 gallon              100              2000.00
50              45 gallon              60.              3000.00
500             30 gallon              30.            15,000.00
2000            15 gallon              15.            30,000.00
19,000          5 gallon               3.50           66,500.00
14,000          1 gallon               .54             7,600.00
                                                   -------------
Totals                                             $ 125,000.00


Equipment list:
1.         2 Golf Carts                                                                                       $2,500
2.         John Deere Riding lawn mower 38" cut-automatic transmission                                         1,000
3.         John Deere 2002 four wheel drive tractor with approximately 400 hours on it, front end
           loader, mower, post hole digger, two augers and tines, PTO Sprayer & box blade                     19,500
4.         14' Trailer with tantum axles                                                                       1,200
5.         Craftsman 42" lawn mower with automatic transmission                                                  900
6.         Two gasoline weed eaters & push lawn mower                                                            500
7.         Fertilizers                                                                                           400
8.         Chemicals                                                                                             400
9.         Stakes -16 bundles of 100 each                                                                      1,200
10.        Empty Containers & seeding trays                                                                    7,500
11.        Black Poly rolls (7) & ground plastic cover                                                         1,000
12.        Two dolly, two back sprayers, chain saw & hand tools                                                3,900
                                                                                                             --------
                                                                                             Total           $40,000



                                   Exhibit "B"